Exhibit 99.1

Sovran Self Storage Reports Second Quarter Results; Same Store Revenues Increase 8.9%; 2013 Guidance Raised

BUFFALO, N.Y.--(BUSINESS WIRE)--July 31, 2013--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended June 30, 2013.

Net income available to common shareholders for the second quarter of 2013 was $17.9 million or $0.57 per fully diluted share. For the same period in 2012, net income available to common shareholders was $11.7 million, or $0.40 per fully diluted common share.

Funds from operations (FFO) for the quarter were $0.94 per fully diluted common share compared to $0.77 for the same period last year. The Company did not incur acquisition costs in the second quarter of 2013; in the second quarter of 2012, it incurred net acquisition costs of $1.3 million in connection with property acquisitions. Absent these acquisition charges, FFO per share was $0.94 and $0.82 for the second quarter of 2013 and 2012, respectively.

Continuing occupancy growth and higher net rental rates contributed to the increase in FFO for the second quarter of 2013.

David Rogers, the Company’s CEO, commented, “We had another outstanding quarter. Same store occupancy grew to 91% at the end of June, and we’ve been able to gain pricing power by increasing rates and reducing discounts. The summer season has been a good one and we’re well positioned to push strong revenue growth into next year.”

OPERATIONS:

Revenues for the 362 stores wholly owned by the Company for the entire quarter of each year increased 8.9% from those of the second quarter of 2012, the result of a 380 basis point increase in average occupancy to 89.7%, increased rental rates and strong growth in insurance commissions.

Same store operating expenses increased 2.4% for the second quarter of 2013 compared to the prior year period, mainly as a result of increased insurance costs and property taxes.

Consequently, same store net operating income increased 12.2% this period over the second quarter of 2012.

Total revenues increased 18.4% over last year’s second quarter, while operating costs increased 12.7%, resulting in an NOI (3) increase of 21.1%. Overall occupancy averaged 88.3% for the period and rental rates improved 5.6% to an average of $10.89 per sq. ft.

General and administrative expenses grew by approximately $1.0 million over the same period in 2012, primarily due to increased salaries and internet advertising associated with the net 25 stores added to the Company’s platform since April 1 of last year.

During the second quarter of 2013, the Company experienced positive same store revenue growth in all but one of the states in which it operates. The stores with the strongest revenue impact include those in Texas, Florida, New York and North Carolina.

PROPERTIES:

The company currently has three properties under contract for a total of $27.9 million. The facilities are all located in markets where the Company already has a presence; two in Long Island, New York, and one in Colorado. Providing the properties pass due diligence, the Company expects to purchase the assets late in the third quarter.

The Company did not acquire any additional stores in the second quarter.

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company announced a 10.4% increase in its quarterly dividend from $0.48 to $0.53 per share or $1.92 to $2.12 annualized. The increase was effective with the quarterly dividend paid on July 26, 2013 and was the second such raise in 2013.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at June 30, 2013:

-	Debt to Enterprise Value (at $64.79/share)	23.9%
-	Debt to Book Cost of Storage Facilities	36.1%
-	Debt to EBITDA Ratio	4.2x
-	Debt Service Coverage	4.6x

At June 30, 2013, the Company had approximately $9.6 million of cash on hand, and $111 million available on its line of credit (without considering the additional $75 million available under the expansion feature).

In April, the Company issued 23,755 shares at an average price of $63.61 through its new Dividend Reinvestment Plan. The Company did not issue any shares of its common stock via its previously announced ATM program during the quarter.

As previously announced, the Company refinanced its bank term loan and line of credit totaling $500 million. As a result, the Company expects full year interest expense savings of approximately $4.1 million. A summary is as follows:

			Previous Credit Facility		New Credit Facility
	Amount	Amount	Maturity	LIBOR	Maturity	LIBOR
	Available	Outstanding	Date	Spread	Date	Spread
Line of credit	$175 million	$64 million	August 2016	2.00%(2)	June 2018	1.50%(2)
Term note	$225 million	$225 million	August 2018	2.00%	June 2020	1.65%
Term note (delayed draw)	$100 million	N/A (1)	N/A (1)	N/A(1)	June 2020	1.65%

(1)	$100 million new delayed draw term note will be drawn in September 2013 to fund term note maturities. The rate on the delayed draw term note has been fixed at 3.02% through September 4, 2018.

(2)	The previous and new lines of credit also require a 0.20% facility fee.

YEAR 2013 EARNINGS GUIDANCE:

Management is encouraged by strong customer traffic and increasing rental rates in most markets. The following assumptions covering operations have been utilized in formulating updated guidance for the third quarter and full year 2013:

Same Store
Projected Increases Over 2012
	3Q 2013	Full Year 2013

Revenue	7.0 – 8.0%	7.0 – 8.0%

Operating Cost (excluding property taxes)	3.5 – 4.5%	3.0 – 4.0%
Property Taxes	3.5 – 4.0%	4.5 – 5.0%
Total Operating Expenses	3.5 – 4.5%	3.75 – 4.5%

Net Operating Income	8.5 – 9.5%	8.5 – 9.5%

The Company intends to spend up to $25 million on its expansion and enhancement program. It has also budgeted $15 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

Prospective purchases of properties made for the remainder of 2013 are not expected to significantly impact guidance inasmuch as the Company expects to invest in both low occupancy turn-around opportunities as well as stabilized properties. Accordingly, neither the net operating income nor the acquisition costs relating to any acquisitions that may be made in the last two quarters of 2013 are included in guidance.

General and administrative expenses are expected to increase to approximately $36 million due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence and revenue management program.

At June 30, 2013, all but $64 million of the Company’s debt is either fixed rate or covered by rate swap contracts that essentially fix the rate. Subsequent borrowings that may occur will be pursuant to the Company’s line of Credit agreement at a floating rate of LIBOR plus 1.5%.

At June 30, 2013, the Company had 31.4 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects funds from operations for the full year 2013 to be approximately $3.70 to $3.74 per share, and between $0.96 and $0.98 per share for the third quarter of 2013.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, August 1, 2013. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 417384.

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 471 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA

	(unaudited)
	June 30,	December 31,
(dollars in thousands)	2013	2012
Assets
Investment in storage facilities:
Land	$302,930	$299,544
Building, equipment and construction in progress	1,480,736	1,456,410
	1,783,666	1,755,954
Less: accumulated depreciation	(349,527)	(328,952)
Investment in storage facilities, net	1,434,139	1,427,002
Cash and cash equivalents	9,641	7,255
Accounts receivable	3,456	3,450
Receivable from joint venture	655	856
Investment in joint venture	36,571	34,255
Prepaid expenses	5,704	4,947
Intangible asset - in-place customer leases (net of accumulated
amortization of $12,113 in 2013 and $10,337 in 2012)	1,367	2,891
Fair value of interest rate swap agreements	889	-
Other assets	4,992	3,785
Total Assets	$1,497,414	$1,484,441

Liabilities
Line of credit	$64,000	$105,000
Term notes	575,000	575,000
Accounts payable and accrued liabilities	28,665	36,667
Deferred revenue	7,094	6,416
Fair value of interest rate swap agreements	7,850	15,707
Mortgages payable	4,161	4,251
Total Liabilities	686,770	743,041

Noncontrolling redeemable Operating Partnership Units at redemption value	12,893	12,670

Equity
Common stock	326	316
Additional paid-in capital	1,001,821	943,604
Accumulated deficit	(170,740)	(172,773)
Accumulated other comprehensive loss	(6,481)	(15,242)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	797,751	728,730
Total Liabilities and Equity	$1,497,414	$1,484,441

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	April 1, 2013	April 1, 2012
	to	to
(dollars in thousands, except share data)	June 30, 2013	June 30, 2012

Revenues
Rental income	$62,601	$53,070
Other operating income	3,951	3,189
Management fee income	1,063	869
Total operating revenues	67,615	57,128

Expenses
Property operations and maintenance	14,734	13,240
Real estate taxes	6,404	5,523
General and administrative	8,988	7,970
Acquisition related costs	-	1,300
Depreciation and amortization	10,493	9,199
Amortization of in-place customer leases	954	940
Total operating expenses	41,573	38,172

Income from operations	26,042	18,956

Other income (expense)
Interest expense (A)	(8,446)	(8,311)
Interest income	1	-
Equity in income of joint ventures	455	205

Income from continuing operations	18,052	10,850
Income from discontinued operations	-	1,010
Net income	18,052	11,860
Net income attributable to noncontrolling interests	(115)	(139)
Net income attributable to common shareholders	$17,937	$11,721

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.57	$0.38
Discontinued operations	$-	$0.03
Earnings per share - basic	$0.57	$0.41

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.57	$0.37
Discontinued operations	$-	$0.03
Earnings per share - diluted	$0.57	$0.40

Common shares used in basic
earnings per share calculation	31,275,850	28,883,464

Common shares used in diluted
earnings per share calculation	31,425,016	29,000,996

Dividends declared per common share	$0.4800	$0.4500

(A) Interest expense for the three months ending June 30 consists of the following
Interest expense	$8,232	$8,102
Amortization of deferred financing fees	214	209
Total interest expense	$8,446	$8,311

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	January 1, 2013	January 1, 2012
	to	to
(dollars in thousands, except share data)	June 30, 2013	June 30, 2012

Revenues
Rental income	$122,596	$104,283
Other operating income	7,318	5,998
Management fee income	2,036	1,674
Acquisition fee income	-	146
Total operating revenues	131,950	112,101

Expenses
Property operations and maintenance	30,018	26,675
Real estate taxes	12,864	11,006
General and administrative	17,781	15,535
Acquisition related costs	486	1,307
Depreciation and amortization	20,852	18,211
Amortization of in-place customer leases	1,885	1,822
Total operating expenses	83,886	74,556

Income from operations	48,064	37,545

Other income (expense)
Interest expense (B)	(16,904)	(16,565)
Interest income	1	3
Gain on sale of real estate	421	-
Equity in income of joint ventures	842	273

Income from continuing operations	32,424	21,256
Income from discontinued operations	-	1,873
Net income	32,424	23,129
Net income attributable to noncontrolling interests	(207)	(270)
Net income attributable to common shareholders	$32,217	$22,859

Earnings per common share attributable to common shareholders - basic
Continuing operations	$1.04	$0.73
Discontinued operations	$-	$0.06
Earnings per share - basic	$1.04	$0.79

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$1.04	$0.73
Discontinued operations	$-	$0.06
Earnings per share - diluted	$1.04	$0.79

Common shares used in basic
earnings per share calculation	30,882,352	28,834,564

Common shares used in diluted
earnings per share calculation	31,039,756	28,939,366

Dividends declared per common share	$0.9600	$0.9000

(B) Interest expense for the six months ending June 30 consists of the following
Interest expense	$16,481	$16,147
Amortization of deferred financing fees	423	418
Total interest expense	$16,904	$16,565

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	April 1, 2013	April 1, 2012
	to	to
(dollars in thousands, except share data)	June 30, 2013	June 30, 2012

Net income attributable to common shareholders	$17,937	$11,721
Net income attributable to noncontrolling interests	115	139
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	11,227	10,047
Depreciation of real estate included in discontinued operations	-	352
Depreciation and amortization from unconsolidated joint ventures	372	430
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(189)	(266)
Funds from operations available to common shareholders	29,462	22,423
FFO per share - diluted	$0.94	$0.77

Non-recurring Adjustments to FFO
Acquisition costs expensed	-	1,300
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	-	15
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	-	(15)
Adjusted funds from operations available to common shareholders	29,462	23,723
Adjusted FFO per share - diluted	$0.94	$0.82

Common shares - diluted	31,425,016	29,000,996

	January 1, 2013	January 1, 2012
	to	to
(dollars in thousands, except share data)	June 30, 2013	June 30, 2012

Net income attributable to common shareholders	$32,217	$22,859
Net income attributable to noncontrolling interests	207	270
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	22,318	19,849
Depreciation of real estate included in discontinued operations	-	703
Depreciation and amortization from unconsolidated joint ventures	746	820
Gain on sale of real estate	(421)	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(351)	(520)
Funds from operations available to common shareholders	54,716	43,981
FFO per share - diluted	$1.76	$1.52

Non-recurring Adjustments to FFO
Acquisition costs expensed	486	1,307
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	-	162
Acquisition fee income from Sovran HHF Storage Holdings II	-	(146)
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(3)	(15)
Adjusted funds from operations available to common shareholders	55,199	45,289
Adjusted FFO per share - diluted	$1.78	$1.56

Common shares - diluted	31,039,756	28,939,366

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) *	April 1, 2013	April 1, 2012
	to	to		Percentage
(dollars in thousands)	June 30, 2013	June 30, 2012	Change	Change

Revenues:
Rental income	$57,148	$52,592	$4,556	8.7%
Tenant insurance commissions	1,796	1,381	415	30.1%
Other operating income	1,339	1,373	(34)	-2.5%
Total operating revenues	60,283	55,346	4,937	8.9%

Expenses:
Payroll and benefits	5,682	5,614	68	1.2%
Real estate taxes	5,656	5,452	204	3.7%
Utilities	2,175	2,182	(7)	-0.3%
Repairs and maintenance	1,947	1,900	47	2.5%
Office and other operating expense	2,129	2,019	110	5.4%
Insurance	987	883	104	11.8%
Advertising & yellow pages	358	447	(89)	-19.9%
Total operating expenses	18,934	18,497	437	2.4%

Net operating income (3)	$41,349	$36,849	$4,500	12.2%

QTD Same store move ins	43,773	46,063	(2,290)

QTD Same store move outs	36,422	34,733	1,689

(2) Includes the 362 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (2) *	January 1, 2013	January 1, 2012
	to	to		Percentage
(dollars in thousands)	June 30, 2013	June 30, 2012	Change	Change

Revenues:
Rental income	$112,196	$103,663	$8,533	8.2%
Tenant insurance commissions	3,437	2,644	793	30.0%
Other operating income	2,490	2,558	(68)	-2.7%
Total operating revenues	118,123	108,865	9,258	8.5%

Expenses:
Payroll and benefits	11,406	11,277	129	1.1%
Real estate taxes	11,321	10,904	417	3.8%
Utilities	4,455	4,382	73	1.7%
Repairs and maintenance	4,254	3,988	266	6.7%
Office and other operating expense	4,274	4,034	240	5.9%
Insurance	1,905	1,723	182	10.6%
Advertising & yellow pages	731	978	(247)	-25.3%
Total operating expenses	38,346	37,286	1,060	2.8%

Net operating income (3)	$79,777	$71,579	$8,198	11.5%

YTD Same store move ins	79,810	83,654	(3,844)

YTD Same store move outs	70,905	68,118	2,787

OTHER DATA	Same Store (2)		All Stores (4)
	2013	2012	2013	2012

Weighted average quarterly occupancy	89.7%	85.9%	88.3%	85.6%

Occupancy at June 30	91.0%	87.7%	89.8%	87.4%

Rent per occupied square foot	$10.75	$10.38	$10.89	$10.31

(4) Does not include unconsolidated joint venture stores managed by the Company

Investment in Storage Facilities:
The following summarizes activity in storage facilities during the six months ended June 30, 2013:

Beginning balance	$1,755,954
Property acquisitions	21,939
Improvements and equipment additions:
Expansions	5,954
Roofing, paving, and equipment:
Stabilized stores	4,056
Recently acquired stores	571
Change in construction in progress (Total CIP $8.3 million)	(103)
Dispositions and Impairments	(4,705)
Storage facilities at cost at period end	$1,783,666

Comparison of Selected G&A Costs	Quarter Ended
	June 30, 2013	June 30, 2012

Management and administrative salaries and benefits	4,760	3,923
Internet advertising & marketing	1,379	1,053
Training	256	306
Call center	401	390
Uncle Bob's Management costs	137	107
Income taxes	332	557
Other administrative expenses (5)	1,723	1,634
	$8,988	$7,970

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	June 30, 2013	June 30, 2012

Common shares outstanding	31,416,052	29,396,351
Operating Partnership Units outstanding	199,163	339,025

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended June 30, 2013
(unaudited)

			Avg Qtrly	Avg Quarterly Occupancy		Revenue			Expenses			NOI
			Rent per	for the Three Months Ended		for the Three Months			for the Three Months			for the Three Months
		Square	Occupied	June 30,		Ended June 30,			Ended June 30,			Ended June 30,
State	Stores	Feet	Square Foot	2013	2012	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Alabama	22	1,648	$7.87	86.9%	81.8%	$3,069	$2,835	8.25%	$886	$941	-5.84%	$2,183	$1,894	15.26%
Arizona	9	536	10.24	86.0%	88.1%	1,266	1,215	4.20%	388	373	4.02%	878	842	4.28%
Connecticut	5	295	17.50	93.9%	90.3%	1,249	1,171	6.66%	358	347	3.17%	891	824	8.13%
Florida	54	3,540	10.23	88.4%	82.1%	8,511	7,863	8.24%	2,760	2,811	-1.81%	5,751	5,052	13.84%
Georgia	23	1,491	9.75	88.1%	85.0%	3,418	3,204	6.68%	1,058	1,072	-1.31%	2,360	2,132	10.69%
Louisiana	14	816	10.65	90.0%	88.4%	2,058	1,940	6.08%	548	552	-0.72%	1,510	1,388	8.79%
Maine	2	114	12.46	92.2%	88.0%	345	306	12.75%	89	91	-2.20%	256	215	19.07%
Maryland	3	139	16.06	89.5%	91.5%	515	515	0.00%	154	166	-7.23%	361	349	3.44%
Massachusetts	12	656	13.52	92.8%	86.6%	2,172	1,954	11.16%	660	622	6.11%	1,512	1,332	13.51%
Mississippi	12	916	9.27	89.5%	85.6%	2,011	1,872	7.43%	583	588	-0.85%	1,428	1,284	11.21%
Missouri	8	515	11.11	91.5%	89.8%	1,347	1,261	6.82%	452	438	3.20%	895	823	8.75%
New Hampshire	4	261	10.80	91.5%	84.5%	676	627	7.81%	202	199	1.51%	474	428	10.75%
New Jersey	2	121	16.95	81.8%	81.9%	466	471	-1.06%	192	164	17.07%	274	307	-10.75%
New York	28	1,677	13.87	89.0%	86.4%	5,424	5,018	8.09%	1,665	1,559	6.80%	3,759	3,459	8.67%
North Carolina	18	1,058	9.51	91.9%	82.3%	2,447	2,066	18.44%	712	709	0.42%	1,735	1,357	27.86%
Ohio	17	1,161	9.41	89.4%	87.7%	2,566	2,319	10.65%	760	759	0.13%	1,806	1,560	15.77%
Pennsylvania	4	220	9.89	89.7%	85.0%	507	478	6.07%	160	160	0.00%	347	318	9.12%
Rhode Island	4	207	12.12	87.9%	77.3%	610	491	24.24%	214	196	9.18%	396	295	34.24%
South Carolina	8	449	9.99	87.7%	88.5%	1,048	982	6.72%	379	374	1.34%	669	608	10.03%
Tennessee	4	291	9.87	91.6%	94.9%	686	646	6.19%	230	247	-6.88%	456	399	14.29%
Texas	91	6,427	11.03	91.8%	88.8%	17,002	15,423	10.24%	5,627	5,327	5.63%	11,375	10,096	12.67%
Virginia	18	1,188	10.78	85.9%	81.0%	2,890	2,689	7.47%	857	802	6.86%	2,033	1,887	7.74%

Portfolio Total	362	23,726	$10.75	89.7%	85.9%	$60,283	$55,346	8.92%	$18,934	$18,497	2.36%	$41,349	$36,849	12.21%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
362 wholly owned same stores.

Exhibit B

Sovran Self Storage, Inc.

Debt Maturity Schedule
June 30, 2013
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (2)	2013	2014	2015	2016	2017	Thereafter	Total

Line of credit	Jun-2018	Variable	1.69%	$-	$-	$-	$-	$-	$64,000	$64,000

Term note	Sep-2013 (1)	Swapped to fixed	5.94%	20,000	-	-	-	-	-	20,000
Term note	Sep-2013 (1)	Fixed	6.26%	80,000	-	-	-	-	-	80,000
Mortgage note	Sep-2013	Fixed	6.76%	881	-	-	-	-	-	881
Mortgage note	Mar-2014	Fixed	6.35%	17	949	-	-	-	-	966
Term note	Apr-2016	Fixed	6.38%	-	-	-	150,000	-	-	150,000
Term note	Jun-2020	Swapped to fixed	4.02%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.26%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Mortgage note	May-2026	Fixed	5.99%	60	126	134	142	151	1,701	2,314

				$100,958	$1,075	$134	$150,142	$151	$390,701	$643,161

(1) The Company has secured a delayed draw term loan that is expected to be used to fund the $80 million and $20 million term notes maturing September 2013. The rate on the $100 million delayed draw term note due June 2020 has been swapped to fixed at 3.02% through September 2018.

(2) Rate as of June 30, 2013 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2013.

CONTACT:
Sovran Self Storage, Inc.
Andy Gregoire, CFO
Diane Piegza, VP of Corporate Communications
716-633-1850